CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated January 31, 1995, on our audits of the consolidated balance sheets of Carnegie Bancorp and subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".



                                          COOPERS & LYBRAND L.L.P.


Princeton, New Jersey
November 16, 1995